EXHIBIT 10.1
BROADRIDGE FINANCIAL SOLUTIONS, INC.
DIRECTOR DEFERRED COMPENSATION PROGRAM
(Amended and Restated Effective as of December 7, 2022)
I.    Name and Purpose

The name of this program is the Broadridge Financial Solutions, Inc. Director Deferred Compensation Program, as amended and restated effective as of December 7, 2022 (the “Plan”). The purpose of the Plan is to provide non-employee directors of Broadridge Financial Solutions, Inc. (the “Company”) with an opportunity to defer cash compensation earned as a director. The Plan will apply to amounts earned and deferred on or after January 1, 2019 (the “Effective Date”). The Plan amends and restates the Company’s Director Deferred Compensation Program as amended and restated as of January 1, 2019 (the “Prior Plan”). Amounts earned and deferred prior to the Effective Date will be governed by the terms of the Prior Plan.

II. Participants

Any director of the Company who is not an employee of the Company or of a subsidiary of the Company (a “Director”) shall be eligible to participate in the Plan. Any Director who elects to participate in the Plan is hereinafter called a “Participant.” Each Participant’s deferrals shall be designated in an unfunded deferred compensation bookkeeping account as a “DCU” on the Morgan Stanley StockPlan Connect website or a successor administrative services system (an “Account”).

III. Election of Deferral

(A) On or before December 31 of any calendar year, each Director shall be entitled to make an irrevocable election to defer receipt of 100% of the annual cash compensation otherwise payable to such Director for service during the following calendar year on the Board of Directors of the Company (the “Board”) and its committees. Any such election for a calendar year shall become irrevocable as of December 31 of the immediately preceding year.
(B) A newly elected Director may, within 30 days following the date such Director first becomes a member of the Board, make an irrevocable election to defer receipt of 100% of the annual cash compensation otherwise payable to the Director for the remainder of the calendar year in which such Director joins the Board; provided that such election shall be effective only with respect to compensation paid for services to be performed after the date on which such election is made.

(C) A Participant’s deferral election shall be delivered to the Company on or before December 31 of the calendar year preceding the first calendar year to which such election relates, except an election to defer by any newly-elected Director may be delivered at any time within thirty (30) days following the date such Director first becomes a member of the Board. An election shall be given continuing effect for subsequent calendar years until a new election terminating such previous election or specifying a different election shall be delivered to the

Company. Any such new election shall apply only to compensation earned in calendar years subsequent to the calendar year in which such new election is delivered and shall become irrevocable as of December 31 of the year in which such new election is delivered. For the avoidance of doubt, any deferral election in effect under the Prior Plan for the calendar year immediately preceding the Effective Date shall continue under the Plan unless a new election is made as set forth above.

IV. Deferred Compensation Accounts

(A) All compensation deferred by a Participant pursuant to Section III hereof shall be credited to the Participant’s Account in the form of Deferred Stock Units granted pursuant to Section 10 of the Company’s 2018 Omnibus Award Plan (or its successor). The Deferred Stock Units shall be credited to the Participant’s Account as of the date when the amount so deferred otherwise would have been payable if it had not been deferred, and the number of Deferred Stock Units so credited (with fractional Deferred Stock Units rounded down to the nearest whole Deferred Stock Unit) shall be determined by dividing the amount of compensation deferred by the applicable “Crediting Price,” as determined pursuant to this Section. Each Deferred Stock Unit will represent the right to receive one share of common stock of the Company (the “Common Stock”) and will be entitled to dividend equivalents as provided below. Deferred Stock Units shall not have any voting rights, shall not represent actual shares of Common Stock, and shall not give any Participant any rights as a stockholder in the Company prior to distribution of the Common Stock subject to the Deferred Stock Units to the Participant. The Deferred Stock Units will be vested in full upon grant.

(B) As of each date on which a cash dividend is paid on the Common Stock, the number of Deferred Stock Units in the Participant’s Account shall be increased by that number of Deferred Stock Units (with fractional Deferred Stock Units rounded down to the nearest whole Deferred Stock Unit) determined by (i): multiplying the amount of such dividend (per share) by the number of Deferred Stock Units in the Participant’s Account immediately before the payment of the dividend; and (ii) dividing the total so determined by the applicable Crediting Price on the date of payment of such cash dividend. Such additional Deferred Stock Units shall have the same terms and conditions, including, without limitation, vesting and distribution terms and conditions, as the other Deferred Stock Units under this Plan.

(C) The “Crediting Price” with respect to any compensation deferred in Deferred Stock Units pursuant to this Section IV shall mean the fair market value of the Common Stock on the date on which such compensation otherwise would have been payable if it had not been deferred. For all purposes of the Plan, “fair market value” of the Common Stock on any date shall mean the closing price of the Common Stock on the New York Stock Exchange on the immediately preceding date or, if no sales shall have been made on such immediately preceding date, on the next preceding date on which there were sales of the Common Stock on the New York Stock Exchange.

V. Method of Distribution of Deferred Compensation

(A) At the time a Participant first makes an election to defer compensation under the Plan, the Participant shall also make an irrevocable election setting forth the method of distribution for the entire amount credited to the Participant’s Account under the Plan for all years of participation. The method of distribution selected shall be either a single lump sum payment or up to five annual installments, in either case commencing (as described below) upon the Participant’s “Separation From Service” (within the meaning of Treas. Reg. § 1.409A-1(h)) with the Company. A distribution election for a Participant must be made no later than the last day for making such first deferral election under the Plan, and it shall be irrevocable. For the avoidance of doubt, any distribution election in effect under the Prior Plan for a Participant shall continue in effect under this Plan for deferrals made on or after the Effective Date by the Participant.
(B) If the Participant has elected distribution in a single lump sum, subject to earlier distribution in the event of death or Disability (as defined below) as set forth in Section VI below, the Participant’s entire Account will be distributed as soon as administratively practicable following the Participant’s Separation From Service with the Company, but in no event more than ninety days thereafter. In the event the Participant has elected distributions in annual installments, subject to earlier distribution in the event of death or Disability as set forth in Section VI below, each installment distribution will be made in December of the applicable year, beginning with the first December following the date of the Participant’s Separation From Service with the Company. If annual installments are elected, the number of shares of Common Stock distributed during the year shall be equal to the total number of Deferred Stock Units in the Participant’s Account at the time of such distribution, divided by the total number of annual installments remaining to be made (with fractional Deferred Stock Units rounded down to the nearest whole Deferred Stock Unit). If a Participant makes an installment distribution election, the Participant must select the number of installments (up to 5).

(C) All distributions under the Plan shall be in the form of shares of Common Stock, and the number of shares distributed shall be equal to the number of Deferred Stock Units in the Participant’s Account at the close of business on the day immediately preceding the distribution date. In the event there is a fractional Deferred Stock Unit in a Participant’s Account at the time of distribution, cash shall be paid to the Participant in lieu of the fractional share.

VI. Distribution upon Death or Disability

If any Participant shall die or become “Disabled” (within the meaning of Treas. Reg. § 409A-3(i)(4)) while a Director, or thereafter, before receiving all amounts credited to his or her Account, the total amount of the Participant’s Account shall be distributed in shares of Common Stock in one lump sum to the Participant or, in the event of death of the Participant, to such Participant’s estate. Any amount distributed pursuant to this Section VI shall be distributed within 90 days after the date of such death or Disability, as the case may be.

VII. Participant’s Rights in Account

All amounts deferred under the Plan shall remain the sole property of the Company, subject to the claims of its general creditors and available for its use for whatever purposes are desired. With respect to amounts deferred, a Participant shall be merely a general creditor of the Company, and the obligation of the Company hereunder shall be purely contractual and shall not be funded or secured in any way.

VIII. Administration

The Compensation Committee of the Board (the “Committee”) shall administer, interpret and make determinations under the Plan and perform such other functions as are assigned to the Committee under the Plan. The Committee is authorized, subject to the provisions of the Plan, from time to time to establish such rules and regulations as it may deem appropriate for the proper administration or operation of the Plan. Each determination, interpretation or other action made or taken pursuant to the provisions of the Plan by the Committee shall be final and shall be binding and conclusive for all purposes and upon all persons.

IX. Indemnification and Exculpation

(A) Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be or become a party or in which such person may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company’s written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such person’s lack of good faith; subject, however, to the condition that, upon the institution of any claim, action, suit or proceeding against such person, such person shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify or hold such person harmless.

(B) Each member of the Board, and each officer and employee of the Company, shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons other than such person. In no event shall any person who is or shall have been a member of the Board, or an officer or employee of the Company, be held liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

X. Adjustment in Event of Changes in Capitalization

In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of the Company, the Committee may make such equitable adjustments, to prevent dilution or enlargement of rights, as it may deem appropriate in the number of Deferred Stock Units credited to Participant Accounts under the Plan.

XI. No Right to Reelection

Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Participant for reelection by the Company’s stockholders, nor confer upon any Participant the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

XII. Withholding of Taxes

In the event the Company is required to withhold taxes from any distribution under the Plan, the Participant shall be required to make arrangements reasonably satisfactory to the Company prior to the distribution such that the tax withholding can be satisfied, including by withholding from such distribution an amount sufficient to satisfy any such withholding taxes that the Company may be required by law to pay with respect to such distribution.

XIII. No Assignment of Benefits

No rights or benefits under the Plan shall, except as otherwise specifically provided by law, be subject to assignment, nor shall such rights or benefits be subject to attachment or legal process for or against a Participant or his or her estate.

XIV. Amendment and Termination

The Plan may at any time be amended, modified or terminated by the Board or the Committee; provided, however, that no distribution of benefits shall occur upon termination of this Plan unless applicable requirements of Section 409A (as defined below) have been met. No amendment, modification or termination shall, without the consent of a Participant, adversely affect such Participant’s rights with respect to the Deferred Stock Units in his or her Account.

XV. Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflict of laws thereof.

XVI. Code Section 409A

It is intended that this Plan will comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and any regulations and guidelines promulgated thereunder (collectively, “Section 409A”), to the extent the Plan is subject thereto, and the Plan shall be interpreted on a basis consistent with such intent. Notwithstanding any provision to the contrary in this Plan, if a Participant is deemed on the date of his or her Separation From Service with the Company to be a “specified employee” (within the meaning of Treas. Reg. Section 1.409A-1(i)), then with regard to any distribution that is considered deferred compensation under Section 409A payable on account of a Separation From Service that is required to be delayed pursuant to Section 409A(a)(2)(B) of the Code (after taking into account any applicable exceptions to such requirement), such distribution shall be made on the date that is the earlier of (i) the expiration of the six (6)-month period measured from the date of the Participant’s Separation From Service, or (ii) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all distributions delayed pursuant to this Section XVI (whether they would have otherwise been made in a single sum or in installments in the absence of such delay) shall be distributed to the Participant in a lump sum and any remaining distributions due under this Plan shall be made in accordance with the normal distribution dates specified for them herein. Whenever a distribution under this Plan specifies a distribution period with reference to a number of days (e.g., “distribution shall be made within thirty (30) days after Separation From Service”), the actual date of distribution within the specified period shall be within the sole discretion of the Company. Whenever distributions under this Plan are to be made in installments, each such installment shall be deemed to be a separate payment for purposes of Section 409A.